Exhibit 99.2a

AMENDED AND RESTATED DECLARATION OF TRUST

OF

TEKLA WORLD HEALTHCARE FUND

DECLARATION OF TRUST, made March 5, 2015 and amended and restated as of May 18, 2015 by the Trustees hereunder (together with all other persons from time to time duly elected, qualified and serving as Trustees in accordance with the provisions of Article II hereof, the “Trustees”);

Whereas the Trustees desire to establish a trust for the investment and reinvestment of funds contributed thereto; and

Whereas the Trustees desire that the beneficial interest in the trust assets be divided into transferable shares of beneficial interest, as hereinafter provided;

Now, Therefore, the Trustees hereby declare that all money and property contributed to the trust established hereunder shall be held and managed in trust for the benefit of holders, from time to time, of the shares of beneficial interest issued hereunder and subject to the provisions hereof.

ARTICLE I

NAME AND DEFINITIONS

Section 1.1                                    Name. The name of the trust created hereby is the “Tekla World Healthcare Fund.”

Section 1.2                                    Definitions. Wherever they are used herein, the following terms have the following respective meanings:

(a)                                 “By-Laws” means the By-laws referred to in Section 3.8 hereof, as from time to time amended.

(b)                                 The terms “Commission,” “Interested Person,” and “Majority Shareholder Vote” (the 67% or 50% requirement of the third sentence of section 2(a)(42) of the 1940 Act; whichever may be applicable) have the meanings given them in the 1940 Act.

(c)                                  “Custodian” means any person other than the Trust who has custody of any Trust Property as required by Section 17(f) of the 1940 Act, but does not include a system for the central handling of securities described in Section 17(f).

(d)                                 “Declaration” means this Declaration of Trust as amended from time to time. Reference in this Declaration of Trust to “Declaration,” “hereof,” herein” and “hereunder” shall be deemed to refer to this Declaration rather than the article or section in which such words appear.

(e)                                  “Distributor” means the party or parties, other than the Trust, to the contract described in Section 4.2 hereof.

(f)                                   “Investment Adviser” means a party furnishing services to the Trust pursuant to the contract described in Section 4.1 hereof.

(g)                                  The “1940 Act” means the Investment Company Act of 1940 and the Rules and Regulations thereunder, as amended from time to time.

(h)                                 “Person” means and includes individuals, corporations, partnerships, trusts, associations; joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof, whether domestic or foreign.

(i)                                     “Shareholder” means a record owner of outstanding Shares.

(j)                                    “Shares” means the units of interest into which the beneficial Interest in the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares.

(k)                                 “Transfer Agent” means a party furnishing services to the Trust pursuant to the contract described in Section 4.3 hereof.

(l)                                     The “Trust” means the trust created hereby.

(m)                             The “Trust Property” means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust or the Trustees.

(n)                                 The “Trustees” means the persons who have signed the Declaration, so long as they shall continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly elected, qualified and serving as Trustees in accordance with the provisions hereof, and reference herein to a Trustee or the Trustees shall refer to such person or persons in their capacity as trustees hereunder.

ARTICLE II

TRUSTEES

Section 2.1                                    Number of Trustees. The number of Trustees shall initially be seven (7), provided that at or prior to such time as a registration statement under the Securities Act of 1933, as amended, covering the first public offering of securities of the Trust shall have become effective the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by a majority of the Trustees, provided, however, that the number of Trustees shall in no event be less than three (3) nor more than fifteen (15). No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term unless the Trustee is specifically removed pursuant to Section 2.2 of this Article II at the time of the decrease.

Section 2.2                                    Term of Office of Trustees. At such time as the number of Trustees shall initially be fixed by written instrument as provided in Section 2.1 of this Article II, the Board of

Trustees shall be divided into three classes, with the number of Trustees in each class being determined by written instrument of the Board of Trustees. The term of office of the first class shall expire on the date of the first annual meeting of Shareholders. The term of office of the second class shall expire one year thereafter. The term of office of the third class shall expire two years thereafter. Upon expiration of the term of office of each class as set forth above, the number of Trustees in such class, as determined from time to time by the Board of Trustees in accordance with this Article II, shall be elected for a term of three years to succeed the Trustees whose terms of office expire. The Trustees shall be elected by the Shareholders owning of record a plurality of the Shares voting at an annual meeting of the Shareholders or special meeting in lieu thereof called for that purpose, except as provided in Section 2.3 of this Article, and each Trustee elected shall hold office until his successor shall have been elected and shall have qualified; except that (a) any Trustee may resign his trust (without need for prior or subsequent accounting) by an instrument in writing signed by him and delivered to the other Trustees, which shall take effect upon such delivery or upon such later date as is specified therein; (b) that any Trustee may be removed (provided the aggregate number of Trustees after such removal shall not be less than the number required by Section 2.1 hereof) with cause, at any time by written instrument, signed by at least two-thirds of the remaining Trustees, specifying the date when such removal shall become effective; (c) that any Trustee who requests in writing to be retired or who has become incapacitated by illness or injury may be retired by written instrument signed by a majority of the other Trustees, specifying the date of his retirement; and (d) a Trustee may be removed at any meeting of Shareholders by a vote of two-thirds of the outstanding Shares. Upon the resignation or removal of a Trustee, or his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of the resigning or removed Trustee. Upon the incapacity or death of any Trustee, his legal representative shall execute and deliver on his behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

If the number of Trustees is changed, any increase or decrease shall be apportioned among the Classes, as of the annual meeting of Shareholders next succeeding any such change, so as to maintain a number of Trustees in each Class as nearly equal as possible.  No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his or her term unless the Trustee is specifically removed at the time of the decrease.

Section 2.3                                    Resignation and Appointment of Trustees. The term of office of a Trustee shall terminate and a vacancy shall occur in the event of the death, declination, resignation, removal, retirement, bankruptcy, adjudicated incompetence or other incapacity to perform the duties of the office of a Trustee. In the case of an existing vacancy, including a vacancy existing by reason of an increase in the number of Trustees, the remaining Trustees shall fill such vacancy by appointing such other person as they in their discretion shall see fit. In the event such vacancy arose due to an increase in the number of Trustees, any Trustee so elected to fill such vacancy at an annual meeting shall hold office for a term which coincides with that of the Class of Trustee to which such office has been apportioned as heretofore provided, and until his or her successor shall be elected and shall qualify. Any such appointment shall be evidenced by a written instrument signed by a majority of the Trustees then in office. Any such appointment shall not become effective, however, until the person named in the written instrument of appointment shall have accepted in writing such appointment and agreed in writing to be bound by the terms of the Declaration. An appointment of a Trustee, may be made by the Trustees then in office and notice thereof mailed to Shareholders as aforesaid in anticipation of a vacancy to occur by reason of retirement, resignation or increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at or after the effective date of said retirement, resignation or increase in number of Trustees.

Section 2.4                                    Vacancies. The death, declination, resignation, retirement, removal, bankruptcy, adjudicated incompetence or incapacity to perform the duties of a Trustee, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in Section 2.3, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by the Declaration. A written instrument certifying the existence of such vacancy signed by a majority of the Trustees shall be conclusive evidence of the existence of such vacancy.

Section 2.5                                    Delegation of Power to Other Trustees. Any Trustee may, by power of attorney, delegate his power for a period not exceeding six (6) months at any one time to any other Trustee or Trustees; provided that in no case shall less than two (2) Trustees personally exercise the powers granted to the Trustees under the Declaration except as herein otherwise expressly provided.

ARTICLE III

POWERS OF TRUSTEES

Section 3.1                                    General. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by the Declaration. The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the Commonwealth of Massachusetts, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments and to do all such other things and execute all such instruments as the Trustees deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of the Declaration, the presumption shall be in favor of a grant of power to the Trustees.

The enumeration of any specific power herein shall not be construed as limiting the aforesaid power. Such powers of the Trustees may be exercised without order of or resort to any court.

Section 3.2                                    Investments.

(a)                                 The Trustees shall have the power to:

(i)                                     operate as and carry on the business of an investment company, and exercise all of the powers necessary or appropriate to the conduct of such operations;

(ii)                                  invest and reinvest cash, and hold cash uninvested;

(iii)                               invest in, hold for investment, or reinvest in, securities, including common and preferred stocks; warrants; bonds, debentures, bills, time notes and all other evidences of indebtedness; negotiable or non-negotiable instruments; general and limited partnership interests, government securities, including securities of any state, municipality or other political subdivision thereof, or any governmental or quasi-governmental agency or instrumentality; and money market instruments including bank certificates of deposit, finance paper, commercial paper, bankers acceptances, interests in bank sweep accounts and all kinds of repurchase agreements, of any corporation, company, trust, association, firm or other business organization however established, and of any country, state, municipality or other political subdivision, or any governmental or quasi-governmental agency or instrumentality;

(iv)                              acquire (by purchase, subscription or otherwise), to hold; to trade in and deal in, to acquire any rights or options to purchase or sell, to sell or otherwise dispose of, to lend and to pledge any such securities, to enter into repurchase agreements and forward foreign currency exchange contracts, to purchase and sell futures contracts and options on futures contracts of all descriptions, and to engage in all types of hedging and risk management transactions;

(v)                                 exercise all rights, powers and privileges of ownership or interest in all securities and property included in the Trust Property, including the right to vote thereon and otherwise act with respect thereto and to do all acts for the preservation, protection, improvement and enhancement in value of all such securities and property;

(vi)                              acquire (by purchase, lease or otherwise) and to hold, use, maintain, develop and dispose of (by sale or otherwise) any property, real or personal; provided that the Trustees shall not purchase or sell real estate, except that the Trustees may purchase or sell securities secured by real estate or interests therein or issued by companies which invest in real estate or interests therein;

(vii)                           borrow money or otherwise obtain credit and in this connection issue notes or other evidence of indebtedness; secure borrowings by mortgaging, pledging or otherwise subjecting as security the Trust Property; endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other Person and to lend Trust Property;

(viii)                        aid by further investment any corporation, company, trust, association, general or limited partnership or firm, any obligation of or interest in which is included in the Trust Property or in the affairs of which the Trustees have any direct or indirect interest; to do all acts and things designed to protect, preserve, improve or enhance the value of such obligation or interest; to guarantee or become surety on any or all of the contracts, stocks, bonds, notes, debentures and other obligations of or interests in any such corporation, company, trust, association, general or limited partnership or firm; and

(ix)                              carry on any other business in connection with or incidental to any of the foregoing powers, do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power hereinbefore set forth, and do every other act or thing incidental or appurtenant to or connected with the aforesaid purposes, objects or powers.

The foregoing clauses shall be construed both as objects and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Trustees.

(b)                                 The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust, nor shall the Trustees be limited by any law limiting the investments which may be made by fiduciaries.

Section 3.3                                    Legal Title.  Legal title to all the Trust Property shall be vested in the Trustees as joint tenants except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person as nominee, on such terms as the Trustees may determine. The right, title and interest of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter become a Trustee. Upon the termination of the term of office, resignation, removal or death of a Trustee he shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

Section 3.4                                    Issuance and Purchase of Shares. The Trustees shall have the power to issue, sell, purchase, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in Shares and, subject to the provisions set forth in Articles VII and VIII hereof, to apply to any such repurchase, retirement, cancellation or acquisition of Shares any funds or property of the Trust whether capital or surplus or otherwise, to the full extent now or hereafter permitted by the 1940 Act and the laws of the Commonwealth of Massachusetts governing business corporations.

Section 3.5                                    Delegation; Committees. The Trustees shall have power to delegate from time to time to such of their number or to officers, employees or agents of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Trustees or otherwise as the Trustees may deem expedient, to the same extent as such delegation is not prohibited by the 1940 Act.

Section 3.6                                    Collection and Payment. The Trustees shall have power to collect all property due to the Trust; to pay all claims, including taxes, against the Trust Property; to prosecute, defend, compromise or abandon any claims relating to the Trust Property; to foreclose any security interest securing any obligations by virtue of which any property is owed to the Trust; and to enter into releases, agreements and other instruments.

Section 3.7                                    Expenses. The Trustees shall have the power to incur and pay any expenses which in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of the Declaration, and to pay reasonable compensation from the funds of the Trust to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees and Trustees.

Section 3.8                                    Manner of Acting; By-laws. Except as otherwise provided herein or in the By-laws; any action to be taken by the Trustees may be taken by a majority of the Trustees present at a meeting of Trustees (a quorum being present), including any meeting held by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, or by written consents of all the Trustees. The Trustees may adopt By-laws not inconsistent with this Declaration to provide for the conduct of the business of the Trust and may amend or repeal such By-laws to the extent such power is not reserved to the Shareholders.

Section 3.9                                    Miscellaneous Powers. The Trustees shall have the power to: (a) employ or contract with such persons as the Trustees may deem desirable for the transaction of the business of the Trust; (b) enter into joint ventures, partnerships and any other combinations or associations; (c) remove Trustees or fill vacancies in or add to their number, elect and remove such officers and appoint and terminate such agents or employees as they consider appropriate, and appoint from their own number, and terminate, any one or more committees which may exercise some or all of the power and authority of the Trustees as the Trustees may determine; (d) purchase, and pay for out of Trust Property, insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers, distributors, selected dealers or independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such person in such capacity, whether or not constituting negligence, or whether or not the Trust would have the power to indemnify such person against such liability; (e) establish pension, profit sharing, share purchase and other retirement, incentive and benefit plans for any Trustees, officers, employees or agents of the Trust; (f) to the extent permitted by law, and in addition to the mandatory indemnification required by Section 5.3, indemnify any person with whom the Trust has dealings, including the Distributor, Transfer Agent and selected dealers to such extent as the Trustees shall determine; (g) guarantee indebtedness or contractual obligations of others; (h) determine and change the fiscal year of the Trust and the method by which its accounts shall be kept; and (i) adopt a seal for the Trust but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust.

ARTICLE IV

INVESTMENT ADVISER, DISTRIBUTOR AND TRANSFER AGENT

Section 4.1                                    Investment Adviser. The Trustees may in their discretion from time to time enter into one or more investment advisory or management contracts whereby a party to such contract shall undertake to furnish the Trust such administrative, management, investment advisory, statistical and research facilities and services, and such other facilities and services, if any, as the Trustees shall from time to time consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine. Notwithstanding any provisions of the Declaration, the Trustees may delegate to the Investment Adviser authority (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales, loans or exchanges of assets of the Trust on behalf of the Trustees or may authorize any officer, employee or Trustee to effect such purchases, sales, loans or exchanges pursuant to recommendations of the Investment Adviser (and all without further action by the Trustees). Any such purchases, sales, loans and exchanges shall be deemed to have been authorized by all of the Trustees.

Section 4.2                                    Distributor. The Trustees may in their discretion from time to time enter into a contract providing for the sale of Shares whereby the Trust may either agree to sell the Shares to the other party to the contract or appoint such other party its sales agent for such Shares. In either case, the contract shall be on such terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Article IV or the By-laws; and such contract may also provide for the sale of Shares by such other party as principal or as agent of the Trust and may provide that such other party may enter into selected dealer agreements with registered securities dealers to further the purpose of the distribution of the Shares.

Section 4.3                                    Transfer Agent. The Trustees may in their discretion from time to time enter into a transfer agency and shareholder service contract whereby the other party to such contract shall undertake to furnish transfer agency and shareholder services to the Trust. The contract shall have such terms and conditions as the Trustees may in their discretion determine not inconsistent with the Declaration or the By-laws. Such services may be provided by one or more persons.

Section 4.4                                    Parties to Contract. Any contract of the character described in Section 4.1, 4.2 or 4.3 of this Article IV or any Custodian contract, as described in the By-laws, may be entered into with any Person, although one or more of the Trustees or officers of the Trust may be an officer, partner, director, trustee, shareholder or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship; nor shall any Person holding such relationship be disqualified from voting upon or executing any such contract; nor shall any Person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was not inconsistent with the provisions of this Article IV or the By-laws. The same Person may be the other party to contracts entered into pursuant to Sections 4.1, 4.2 and 4.3 above or Custodian contracts, and any Person may be financially interested or otherwise affiliated with Persons who are parties to any or all of the contracts mentioned in this Section 4.4.

Section 4.5                                    Compliance with 1940 Act. Any contract entered into pursuant to Sections 4.1 or 4.2 shall be consistent with and subject to the requirements of Section 15 of the Investment Company Act of 1940 (including any amendment thereof or other applicable Act of Congress hereafter enacted) with respect to its continuance in effect, its termination and the method of authorization and approval of such contract or renewal thereof.

ARTICLE V

LIMITATIONS OF LIABILITY OF SHAREHOLDERS, TRUSTEES AND OTHERS

Section 5.1                                    No Personal Liability of Shareholders, Trustees, etc.

(a)                                 No Shareholder shall be subject to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust solely by reason of his being or having been a Shareholder and not because of his or her acts or omissions in any other capacity. The Trust shall indemnify and hold each Shareholder harmless from and against all claims and liabilities to which such Shareholder may become subject by reason of his being or having been a Shareholder, and shall reimburse such Shareholder for all legal and other expenses reasonably incurred by him in connection with any such claim or liability. The rights accruing to a Shareholder under this Section 5.1 shall not exclude any other right to which such Shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided herein.

(b)                                 Any Person extending credit to, contracting with or having any claim against the Trust shall look only to the Trust Property for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of the Trust’s officers, employees or agents, whether past, present or future, shall be personally liable therefor. Nothing in this Declaration of Trust shall protect any former or acting Trustee or officer against any liability to which such Trustee or officer would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

Section 5.2                                    Non-Liability of Trustees, etc. No Trustee, officer, employee or agent of the Trust shall be liable to the Trust, its Shareholders, or to any Shareholder, Trustee, officer, investment adviser, employee, or agent thereof for any action or failure to act (including without limitation the failure to compel in any way any former or acting Trustee to redress any breach of, trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties involved in the conduct of his office.

Section 5.3                                    Mandatory Indemnification.

(a)                                 Subject to the exceptions and limitations contained in paragraph (b) below:

(i)                                     every person who is or has been a Trustee or officer of the Trust shall be indemnified by the Trust to the fullest extent permitted by law against all liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Trustee or officer, and against amounts paid or incurred by him in the settlement thereof;

(ii)                                  the words “claim,” “action,” “suit,” or “proceeding” shall apply to all claims, actions, suits or proceedings (civil, criminal, administrative or other, including appeals), actual or threatened; and the words “liability” and “expenses” shall include, without limitation, attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

(b)                                 No indemnification shall be provided hereunder to a Trustee or officer:

(i)                                     against any liability to the Trust or the Shareholders by reason of a final adjudication by the court or other body before which the proceeding was brought that he engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office or agency;

(ii)                                  with respect to any matter as to which he shall have been finally adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interest of the Trust;

(iii)                               in the event of a settlement or other disposition not involving a final adjudication as provided in paragraph (b)(i) or (b) (ii) resulting in a payment by a Trustee or officer, unless there has been either a determination that such Trustee or officer did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office or agency by the court or other body approving the settlement or other disposition or a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry) that he did not engage in such conduct;

(A)                               by vote of a majority of the Disinterested Trustees acting on the matter (provided that a majority of the Disinterested Trustees then in office act on the matter); or

(B)                               by written opinion of independent legal counsel.

(c)                                  Expenses of preparation and presentation of a defense to any claim, action, suit, or proceeding of the character described in paragraph (a) of this Section 5.3 shall be advanced by the Trust prior to final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he is not entitled to indemnification under this Section 5.3; provided that either

(i)                                     such undertaking is secured by a surety bond or some other appropriate security or the Trust shall be insured against losses arising out of any such advances; or

(ii)                                  A majority of the Disinterested Trustees acting on the matter (provided that a majority of. the Disinterested Trustees then in office act on the matter) or an independent legal counsel in a written opinion, shall determine, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the recipient ultimately will be found entitled to indemnification.

As used in this Section 5.3, a “Disinterested Trustee” is one (i) who is not an “Interested Person” of the Trust (including anyone who has been exempted from being an “Interested Person” by any rule, regulation or order of the Commission, and (ii) against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or had been pending.

Section 5.4                                    Permissive Indemnification. The Board of Trustees may authorize or ratify, either by contract or resolution, indemnification of employees and agents of the Fund, including the investment adviser or underwriters of the Shares, to the full extent permitted under applicable law.

Section 5.5                                    Insurance; Rights to Continue. The rights of indemnification and advancement of expenses provided in this Declaration of Trust may be insured against by policies maintained by the Trust, shall be severable, shall not affect any other rights to which any Trustee, officer, investment adviser, Shareholder, employee or agent may now or hereafter be entitled, shall continue as to a Person who has ceased to be such Trustee, officer, Shareholder, investment adviser, employee or agent and shall inure to the benefit of the heirs, executors, administrators, and assigns of such Person. Nothing contained herein shall affect any rights to indemnification to which any Person may be otherwise entitled under law.

Section 5.6                                    No Bond Required of Trustees. No Trustee shall be obligated to give any bond or other security for the performance of any of his duties hereunder.

Section 5.7                                    Execution of Trust Instruments, etc. Every obligation, contract, instrument, certificate, Share, other security of the Trust or undertaking, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively presumed to have been executed or done by the executors thereof only in their capacity as Trustees under the Declaration or in their capacity as officers, employees or agents of the Trust.

Section 5.8                                    Reliance on Experts, etc. Each Trustee and officer or employee of the Trust shall, in the performance of his duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of its officers or employees or by the Investment Adviser, the Distributor, Transfer Agent, selected dealers, accountants appraisers or other experts or consultants selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.

ARTICLE VI

SHARES OF BENEFICIAL INTEREST

Section 6.1                                    Beneficial Interest. The interest of the beneficiaries hereunder shall be divided into transferable shares of beneficial interest, all of one class, with a par value of $.01 per share. The number of shares of beneficial interest authorized hereunder is unlimited. All Shares issued hereunder including, without limitation, Shares issued in connection with a dividend in Shares or a split of Shares, shall be fully paid and nonassessable.

Section 6.2                                    Rights of Shareholders. The ownership of the Trust Property of every description and the right to conduct any business hereinbefore described are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to assume any losses of the Trust or suffer any assessment of any kind by virtue of their ownership of Shares. The Shares shall be personal property giving only the rights in the Declaration specifically set forth. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights, except as the Trustees may determine with respect to any series of Shares.

Section 6.3                                    Trust Only. It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a trust.  Nothing in the Declaration shall be, construed to make the Shareholders, either by themselves or with the Trustees, partners and members of a joint stock association.

Section 6.4                                    Issuance of Shares. The Trustees in their discretion may, from time to time without vote of the Shareholders, issue Shares, in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, including cash or property, at such time or times, and on such terms as the Trustees may deem best, and may in such manner acquire other assets (including the acquisition of assets subject to liabilities and in connection with the assumption of liabilities) and businesses. In connection with any issuance of Shares, the Trustees may issue fractional Shares and Shares held in the treasury. The Trustees may from time to time divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interests in the Trust. Contributions to the Trust may be accepted for whole Shares and/or 1-1,000ths of a Share or integral multiples thereof.

Section 6.5                                    Register of Shares. A register shall be kept at the principal office of the Trust or at an office of the Transfer Agent which shall contain the names and addresses of the Shareholders and the number of Shares held by them respectively and a record of all transfers thereof. Such register shall be conclusive as to who are the holders of the Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as herein or in the By-laws provided, until he has given his address to the Transfer Agent or such other officer or agent of the Trustees as shall keep the said register for entry thereon. The Trustees, in their discretion, may authorize the issuance of Share certificates and promulgate appropriate rules and regulations as to their use.

Section 6.6                                    Transfer of Shares. Shares shall be transferable on the records of the Trust only by the record holder thereof or by his agent thereunto duly authorized in writing, upon delivery to the Trustees or the Transfer Agent of a duly executed instrument of transfer, together with any certificate or certificates (if issued) for such Shares and such evidence of the genuineness of each such execution and authorization and of other matters as may reasonably be required. Upon such delivery the transfer shall be recorded on the register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor any Transfer Agent or register nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.

Any person becoming entitled to any Shares in consequence of the death, bankruptcy or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the register of Shares as the holder of such Shares upon production of the proper evidence thereof to the Trustees or the Transfer Agent; but until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor any Transfer Agent or registrar, nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law.

Section 6.7                                    Notices. Any and all notices to which any Shareholder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Shareholder of record at his last known address as recorded on the register of the Trust; provided, however, that annual reports and proxy statements need not be sent to a Shareholder if:

(i)                                     an annual report and a proxy statement for two consecutive annual meetings, or

(ii)                                  all, and at least two, checks (if sent by first class mail) in payment of dividends on Shares during a twelve-month period have been mailed to such Shareholder’s address and have been returned undelivered. However, delivery of such annual reports and proxy statements shall resume once the Shareholder’s current address is determined.

Section 6.8                                    Treasury Shares. Shares held in the treasury shall, until reissued pursuant to Section 6.4, not confer any voting rights on the Trustees, nor shall such Shares be entitled to any dividends or other distributions declared with respect to the Shares.

Section 6.9                                    Voting Powers. The Shareholders shall have power to vote only (i) the election of Trustees as provided in Section 2.2 hereof, (ii) with respect to any investment advisory or management contract to the extent required by the 1940 Act, (iii) with respect to termination of the Trust as provided in Section 8.2, (iv) with respect to any amendment of the Declaration to the extent and as provided in Section 8.3, (v) with respect to any transaction described in Sections 8.4, 8.5, 8.6 and 8.7, (vi) with respect to incorporation of the Trust to the extent and as provided in Section 8.5, (vii) with respect to a determination submitted to them pursuant to Section 10.8 as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively on behalf of the Trust or the Shareholders, (viii) with respect to a determination submitted to them pursuant to Section 10.9 as to whether or not a direct action by a Shareholder or group of Shareholders shall be authorized, and (ix) with respect to such additional matters relating to the Trust as may be required by the Declaration, the By-laws or any registration of the Trust as an investment company under the 1940 Act with the Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable.  Except as otherwise specifically provided in the Declaration or the By-Laws or as required by provisions of the 1940 Act, all matters shall be decided by a vote of the majority of all votes validly cast at a meeting at which a quorum is present.  Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, the Declaration or the By-laws to be taken by Shareholders. The By-laws may include further provisions for Shareholders’ votes and meetings and related matters.

ARTICLE VII

DETERMINATION OF NET ASSET VALUE, NET INCOME AND DISTRIBUTIONS

The Trustees, in their absolute discretion, may prescribe and shall set forth in the By-laws or in a duly adopted vote of the Trustees such bases and times for determining the per Share net asset value of the Shares or net income, or the declaration and payment of dividends and distributions, as they may deem necessary or desirable.

ARTICLE VIII

DURATION; TERMINATION OF TRUST; AMENDMENT; MERGERS, ETC.

Section 8.1                                    Duration. The Trust shall continue without limitation of time but subject to the provisions of this Article VIII.

Section 8.2                                    Termination of Trust.

(a)                                 The Trust may be terminated (i) by the affirmative vote of the holders of not less than seventy-five percent (75%) of the Shares outstanding and entitled vote at any meeting of Shareholders, (ii) by a majority of the Trustees and the affirmative vote of the holders of not less than seventy-five percent (75%) of such Shares; or (iii) by seventy-five percent (75%) of the Trustees.  Upon the termination of the Trust:

(i)                                     The Trust shall carry on no business except for the purpose of winding up its affairs;

(ii)                                  The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Property to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and to do all other acts appropriate to liquidate its business; provided, that any sale, conveyance, assignment, exchange, transfer or other disposition of all or substantially all of the Trust Property shall require Shareholder approval in accordance with Section 8.4 hereof; and

(iii)                               After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property, in cash or in kind or partly in cash and partly in kind, among the Shareholders according to their respective rights.

(b)                                 After termination of the Trust and distribution to the Shareholders as herein provided, a majority of the Trustees shall execute and place in the records of the Trust an instrument in writing setting forth the fact of such termination, and the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the rights and interests of all Shareholders shall thereupon cease.

Section 8.3                                    Amendment Procedure.

(a)                                 Except as provided in paragraph (c) of this Section 8.3, this Declaration may be amended (i) by a Majority Shareholder Vote or (ii) by a majority of the Trustees and the affirmative vote of the holders of not less than a majority of the Shares outstanding and entitled to vote. The Trustees may also amend this Declaration without the vote or consent of Shareholders to change the name of the Trust, to supply any omission, to cure, correct or supplement any ambiguous, defective or inconsistent provision hereof, or if they deem it necessary to conform this Declaration to the requirements of applicable federal laws or regulations or the requirements of the regulated investment company provisions of the Internal Revenue Code, but the Trustees shall not be liable for failing so to do.

(b)                                 No amendment may be made under this Section 8.3 which would change any rights with respect to any Shares by reducing the amount payable thereon upon liquidation of the Trust or by diminishing or eliminating any voting rights pertaining thereto, except with the vote or consent of the holders of two-thirds of the Shares outstanding and entitled to vote. Nothing contained in this Declaration shall permit the amendment of this Declaration to impair the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the Trust or to permit assessment upon Shareholders.

(c)                                  No amendment may be made under this Section 8.3 which shall amend, alter, change or repeal any of the provisions of Sections 8.3, 6.4, 8.6 and 8.7 unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote or consent of seventy-five percent (75%) of the Shares outstanding and entitled to vote. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of Shares otherwise required by law or by the terms of any class. or series of preferred stock, whether now or hereafter authorized, or any agreement between the Trust and any national securities exchange.

(d)                                 A certificate signed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted by the Shareholders or by the Trustees as aforesaid or a copy of the Declaration, as amended, and executed by a majority of the Trustees, shall be conclusive evidence of such amendment when placed in the records of the Trust.

Notwithstanding any other provision hereof, until such time as a Registration Statement under the Securities Act of 1933, as amended, covering the first public offering of securities of the Trust shall have become effective, this Declaration may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees,

Section 8.4                                    Merger, Consolidation and Sale of Assets. Subject to the provisions of Section 8.7 hereof, the Trust may merge or consolidate with any other corporation, association, trust or other organization, or may sell, lease or exchange all or substantially all of the Trust Property, including its good will, upon such terms and conditions and for such consideration when and as authorized at any meeting of Shareholders called for the purpose by the affirmative vote of the holders of not less than two-thirds of the Shares outstanding and entitled to vote, or by an instrument or instruments in writing without a meeting, consented to by the holders of not less than two-thirds of such Shares, provided, however, that if such merger, consolidation, sale, lease or exchange is recommended by the Trustees, the vote or written consent of the holders of a majority of Shares outstanding and entitled to vote, shall be sufficient authorization; and any such merger, consolidation, sale, lease or exchange shall be deemed for all purposes to have been accomplished under and pursuant to the statutes of the Commonwealth of Massachusetts.

Section 8.5                                    Incorporation and Reorganization. With the approval of the holders of a majority of the Shares outstanding and entitled to vote, the Trustees may cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction, or any other trust, partnership, association or other organization to take over all of the Trust Property or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, convey and transfer the Trust Property to any such corporation, trust, partnership, association or organization in exchange for the shares or securities thereof or otherwise and to lend money to, subscribe for the shares or securities of, and enter into any contracts with any such corporation, trust, partnership, association or organization or any corporation, partnership, association, trust, or organization in which the Trust holds or is about to acquire shares or any other interest. The Trustees may also cause a merger or consolidation between the Trust or any successor thereto and any such corporation, trust, partnership, association or other organization if and to the extent permitted by law, as provided under the law then in effect. Nothing contained herein shall be construed as requiring approval of Shareholders for the Trustees to organize or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations and selling, conveying or transferring a portion of the Trust Property to such organization or entities.

Section 8.6                                    Conversion.

Notwithstanding any other provision of this Declaration, the conversion of the Trust from a “closed-end company” to an “open-end company,” as those terms are defined in Sections 5(a)(2) and 5(a)(1), respectively, of the 1940 Act as in effect on the date hereof, shall require (i) the approval of the Board of Trustees and (ii) the affirmative vote or consent of the holders of seventy-five percent (75%) of the Shares outstanding and entitled to vote.

Section 8.7

(a)                                 Notwithstanding any other provision of this Declaration and subject to the exceptions provided in paragraph (d) of this Section, the types of transactions described in paragraph (c) of this Section shall require the affirmative vote or consent of the holders of seventy-five percent (75%) of the Shares outstanding and entitled to vote, when a Principal Shareholder (as defined in paragraph (b) of this Section) is a party to the transaction. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of Shares otherwise required by law or by the terms of any class or series of preferred stock, whether now or hereafter authorized, or any agreement between the Trust and any national securities exchange.

(b)                                 The term “Principal Shareholder” shall mean any corporation, person or other entity which is the beneficial owner, directly or indirectly, of more than five percent (5%) of the outstanding Shares and shall include any affiliate or associate, as such terms are defined in clause (ii) below, of a Principal Shareholder. For the purposes of this Section, in addition to the Shares which a corporation, person or other entity beneficially owns directly, (a) any corporation, person or other entity shall be deemed to be the beneficial owner of any Shares (i) which it has the right to acquire pursuant to any agreement or upon exercise of the conversion rights or warrants, or otherwise (but excluding share options granted by the Trust) or (ii) which are beneficially owned, directly or indirectly (including Shares deemed owned through application of clause (i) above), by any other corporation, person or entity with which it or its “affiliate” or “associate” (as defined below) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of Shares, or which is its “affiliate”, or “associate” as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on the date hereof, and (b) the outstanding Shares shall include Shares deemed owned through application of clauses (i) and (ii) above but shall not include any other Shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights or warrants, or otherwise.

(c)                                  This Section shall apply to the following transactions:

(i)                                     The merger or consolidation of the Trust or any subsidiary of the Trust with or into any Principal Shareholder.

(ii)                                  The issuance of any securities of the Trust (in one or more series of transactions in any twelve-month period) to any Principal Shareholder for cash, securities or other property (or combination thereof) having an aggregate fair market value of $1,000,000 or more, excluding (i) sales of any securities of the Trust in connection with a public offering thereof; (ii) issuances of securities of the Trust pursuant to any dividend reinvestment program available to all Shareholders and approved by the Trustees; and (iii) issuances of securities of the Trust upon the exercise of any stock subscription rights distributed by the Trust.

(iii)                               The sale, lease or exchange of all or any substantial part of the assets of the Trust to or with any Principal Shareholder (except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purpose of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period) except for transactions in securities effected by the Trust, in the ordinary course of business.

(iv)                              The sale or lease to the Trust or any subsidiary thereof, in exchange for securities of the Trust, of any assets of any Principal Shareholder (except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purposes of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period).

(v)                                 Any Shareholder proposal as to specific investment decisions made or to be made with respect to the assets of the Trust or a series or Class of Shares.

(d)                                 The provisions of this Section shall not be applicable to (i) any of the transactions described in paragraph. (c) of this Section if the Board of Trustees of the Trust shall, by a vote of 75% or more of the Trustees, have approved a memorandum of understanding or agreement with such Principal Shareholder with respect to and substantially consistent with such transaction, or (ii) any such transaction with any corporation of which majority of the, outstanding shares of all classes of stock normally entitled to vote in elections of directors is owned of record or beneficially by the Trust and its subsidiaries.

(e)                                  The Board of Trustees. shall have the power and duty to determine for the purposes of this Section on the basis of information known to the Trust, whether (i) a corporation, person or entity beneficially owns more than five percent (5%) of the outstanding Shares, (ii) a corporation, person or entity is an “affiliate” or “associate” (as defined above) of another, (iii) the assets being acquired or leased to or by the Trust or any subsidiary thereof, constitute a substantial part of the assets of the Trust and have an aggregate fair market value of $1,000,000 or more, and (iv) the memorandum of understanding referred to in paragraph (d) hereof is substantially consistent with the transaction covered thereby. Any such determination shall be conclusive and binding for all purposes of this Section.

ARTICLE IX

REPORTS TO SHAREHOLDERS

The Trustees shall at least annually, or as required by the 1940 Act, submit to the Shareholders a written financial report of the Trust, including financial statements which shall at least annually be certified by independent public accountants.

ARTICLE X

MISCELLANEOUS

Section 10.1                             Filing. This Declaration and any amendment hereto shall be filed in the office of the Secretary of the Commonwealth of Massachusetts and in such other places as may be required under the laws of Massachusetts and may also be filed or recorded in such other places as the Trustees deem appropriate. Each amendment so filed shall be accompanied by a certificate signed and acknowledged by a Trustee stating that such action was duly taken in a manner provided herein, and unless such amendment or such certificate sets forth some later time for the effectiveness of such amendment, such amendment shall be effective upon its filing. A restated Declaration, integrating into a single instrument all of the provisions of the Declaration which are then in effect and operative, may be executed from time to time by a majority of the Trustees and shall upon filing with the Secretary of the Commonwealth of Massachusetts, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments thereto.

Section 10.2                             Governing Law. This Declaration is executed by the Trustees and delivered in The Commonwealth of Massachusetts and with reference to the laws thereof, and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to the laws of said Commonwealth.

Section 10.3                             Counterparts. This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

Section 10.4                             Reliance by Third Parties. Any certificate executed by an individual who, according to the records of the Trust appears to be a Trustee hereunder, certifying: (a) the number or identity of Trustees or Shareholders, (b) the due authorization of the execution of any instrument or writing, (c) the form of any vote passed at a meeting of Trustees or Shareholders, (d) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (e) the form of any By-laws adopted by or the identity of any officers elected by the Trustees, or (f) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any Person dealing with the Trustees and their successors.

Section 10.5                             Provisions in Conflict With Law or Regulations.

(a)                                 The provisions of the Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code of 1986, as amended, or with other applicable laws and regulations, the conflicting provision shall be deemed not to constitute and never to have constituted a part of the Declaration; provided, however, that such determination shall not affect any of the remaining provisions of the Declaration or render invalid or improper any action taken or omitted prior to such determination.

(b)                                 If any provision of the Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall affect only such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of the Declaration in any jurisdiction.

Section 10.6                             Principal Office of the Trust.  The principal office of the Trust shall be at 100 Federal Street, 19th Floor, Boston, Massachusetts 02110.

Section 10.7                             Appointment of Resident Agent.

Daniel R. Omstead, 100 Federal Street, 19th Floor, Boston, Massachusetts 02110, is hereby appointed the resident agent of the Trust in the Commonwealth of Massachusetts upon whom may be served any notice, process or pleading in any action or proceeding against the Trust or the Trustees as such.

Section 10.8                             Derivative Claims.  No Shareholder shall have the right to bring or maintain any court action, proceeding or claim on behalf of the Trust without first making demand on the Trustees requesting the Trustees to bring or maintain such action, proceeding or claim.  Such demand shall not be excused under any circumstances, including claims of alleged interest on the part of the Trustees, unless the plaintiff makes a specific showing that irreparable nonmonetary injury to the Trust would otherwise result.  Such demand shall be mailed to the Secretary of the Trust at the Trust’s principal office and shall set forth with particularity the nature of the proposed court action, proceeding or claim and the essential facts relied upon by the Shareholder to support the allegations made in the demand.  The Trustees shall consider such demand within 90 days of its receipt by the Trust.  In their sole discretion, the Trustees may submit the matter to a vote of Shareholders of the Trust.  Any decision by the Trustees to bring, maintain or settle (or not to bring, maintain or settle) such court action, proceeding or claim, or to submit the matter to a vote of Shareholders, shall be binding upon the Shareholders.  Any decision by the Trustees to bring or maintain a court action, proceeding or suit on behalf of the Trust or a series or class of Shares shall be subject to the right of the Shareholders under Article VI, Section 6.9 hereof, if any, to vote on whether or not such court action, proceeding or suit should or should not be brought or maintained.

Section 10.9                             Direct Claims.  No shareholder or group of Shareholders shall have the right to bring or maintain a direct action or claim for monetary damages against the Trust or the Trustees predicated upon an express or implied right of action under this Declaration or U.S. federal securities laws (excepting rights of action specifically contemplated by U.S. federal securities laws), nor shall any single Shareholder, whether or not is similarly situated to one or more other Shareholders with respect to any such alleged injury, have the right to bring such an action, unless the Shareholder or group of Shareholders has obtained authorization from the Trustees to bring the action.  The requirement of authorization shall not be excused under any circumstances, including claims of alleged interest on the part of the Trustees.  A request for authorization shall be mailed to the Secretary of the Trust at the Trust’s principal office and shall set forth with particularity the nature of the proposed court action, proceeding or claim and the essential facts relied upon by the Shareholder or group of Shareholders to support the allegations made in the request.  The Trustees shall consider such request within 90 days of its receipt by the Trust.  In their sole discretion, the Trustees may submit the matter to a vote of Shareholders of the Trust or series or class of Shares, as appropriate.  Any decision by the Trustees to settle or to authorize (or not to settle or to authorize) such court action, proceeding or claim, or to submit the matter to a vote of Shareholders, shall be binding upon the Shareholder or group of Shareholders seeking authorization.  Any decision by the Trustees to authorize a court action, proceeding or suit by a group of Shareholders shall be subject to the right of the Shareholders under Article VI, Section 6.9 hereof, if any, to vote on whether or not such court action, proceeding or suit should or should not be brought or maintained.

IN WITNESS WHEREOF, the undersigned have executed this instrument this 18th day of May, 2015.

/s/ Michael W. Bonney	/s/ Rakesh K. Jain
Michael W. Bonney	Rakesh K. Jain
Trustee	Trustee

/s/ Daniel R. Omstead	/s/ Oleg M. Pohotsky
Daniel R. Omstead	Oleg M. Pohotsky
Trustee	Trustee

/s/ William S. Reardon	/s/ Uwe E. Reinhardt
William S. Reardon	Uwe E. Reinhardt
Trustee	Trustee

/s/ Lucinda H. Stebbins
Lucinda H. Stebbins
Trustee